Exhibit 10.7

Voting Agreement

Party A: Hunan Ruixi Financial Leasing Co., Ltd.

Uniform Social Credit Code: 91430100MA4PDEM573

Party B: Xiaoliang Chen

ID card No.: 330727198705232217

Party C: Xi Yang

ID card No.: 522426198609164722

Party D: Yiqiang He

ID card No.: 510682198606094755

Party E: Xiaohui Luo

ID card No.: 510902198602214670

They are collectively referred to as the “parties”.

Whereas:

1. Sichuan Jinkailong Automobile Leasing Co., Ltd. (hereinafter referred to as “Company” or “Sichuan Jinkailong”) is a limited liability company established in accordance with the laws of the People’s Republic of China with a registered capital of RMB 10,000,000. Party A holds 35% of the equity of the Company; Party B holds 34.45% of the equity of the Company on behalf of itself and Party E; Party C holds 30.55% of the equity of the Company on behalf of itself, Party D and Party E.

2. In order to ensure the continuous and stable development of the Company and improve the efficiency of its operation and decision-making, the parties intend to “acting in concert” in the shareholders’ meeting to jointly control the Company.

With regard to this, through friendly consultation, the parties have further clarified the following matters concerning the “acting in concert” taken by the parties at the shareholders’ meeting of the Company:

1. Purpose of “acting in concert”

The parties shall ensure to adopt the same expression of intention in exercising their voting rights at the shareholders’ meeting of the Company in order to consolidate their control over the Company.

2. Content of “acting in concert”

“Acting in concert” held by the parties at the Company’s shareholders’ meeting means that the parties shall be consistent in exercising the following functions and powers through voting by a show of hands or in writing at the Company’s shareholders’ meeting:

(1) Co-proposal;

(2) Co-voting to decide plans for operation and investment of the Company;

(3) Co-voting to formulate plans for annual financial budget and final settlement of the Company;

(4) Co-voting to formulate plans for profit distribution and make-up of the loss of the Company;

(5) Co-voting to formulate plans for the Company to increase or decrease the registered capital and plans for issuing corporate bonds;

(6) Making decisions on matters such as merger, division, dissolution, liquidation or change of company form;

(7) Amending the Company’s articles of association;

(8) Deciding on matters such as foreign investment, acquisition and sales of assets, asset mortgage, overseas guarantees, entrusted wealth management, and affiliate transactions;

(9) Co-voting to appoint or dismiss the Company’s manager, and appoint or dismiss the Company’s deputy manager and financial principal according to the manager's nomination, and decide their remunerations;

(10) Co-voting to determine the establishment of the Company’s internal management department;

(11) Co-voting to formulate the Company’s basic management system;

(12) Deciding to stop the current business or making major changes or adjustments to the nature of the Company’s business;

(13) Co-exercising other functions and powers at the shareholders’ meeting.

If any of the parties is unable to attend the shareholders’ meeting, it shall entrust another person to attend the meeting and exercise the right to vote; if none of the parties is able to attend the shareholders’ meeting, they shall jointly entrust others to attend the meeting and exercise the right to vote.

3. Extension of “acting in concert”

(1) If the parties cannot reach a consensus within themselves, they shall vote in accordance with the intention of Party A;

(2) The parties agree that if they transfer their equity of the Company in whole or in part, such transfer shall be subject to the transferee’s agreement to assume the obligations hereunder and re-signing this Agreement on behalf of the transferor as one of the effective conditions for the equity transfer;

(3) If any party breaches (any of) the aforesaid covenants, it shall transfer all its rights and obligations to one, two or more of the non-breaching parties as requested by the non-breaching parties, and the non-breaching parties may also jointly request that all of its rights and obligations be transferred to a designated third party.

(4) During the term of this Agreement, the parties shall guarantee to exercise their voting rights in accordance with the consensus reached by them through coordination when participating in the shareholders’ meeting, except in the case that affiliate transactions need to be avoided.

4. Term of “acting in concert”

The term shall be from August 26, 2018 to August 26, 2020.

5. Covenants

(1) The parties agree that, as persons acting in concert and common actual controllers, they shall not violate the regulations of laws, rules, provisions and other norms as well as the Company’s articles of association, harm the interests of the Company and other shareholders, or affect the normal operation of the Company when exercising the shareholders’ rights.

(2) The parties agree that none of them shall transfer the voting rights of the equity held by them to any third party by any means such as trust or entrustment.

6. Amendment or termination

(1) This Agreement shall come into effect upon signature and seal by the parties, and the parties shall fully perform their obligations hereunder within the term of the Agreement. This Agreement shall not be arbitrarily amended without consensus through consultation in writing of the parties;

(2) This Agreement may be termination upon consensus of the parties through consultation;

The aforesaid amendment and termination shall not adversely affect the legitimate rights and interests of the parties in the Company.

7. Dispute resolution

In case of any dispute arising from this Agreement, such dispute shall be resolved by the parties through amicable consultation. If the consultation fails, it shall be subject to the jurisdiction of the People’s Court in the place where Party A is located.

8. Governing laws

This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of China.

9. Miscellaneous

(1) In case of any matter unsettled herein, the parties shall make and enter into amendments through friendly consultation. The amendment and the annex shall be an integral part of this Agreement and shall have the same legal effect.

(2) This Agreement is made in five counterparts, with each party holding one copy and each copy having the same legal effect.

[End of text]

Signed by:

Party A (seal)

Legal representative or

authorized representative (signature): /s/ Xianglong Li [Corporate seal affixed herein]

Party B (signature): /s/ Xiaoliang Chen

Party C (signature): /s/ Xi Yang

Party D (signature): /s/ Yiqiang He

Party E (signature): /s/ Xiaohui Luo

Signed on: August 26, 2018

Signed in: Changsha, Hunan

Appendix:

Legal and Valid Identification Documents of the Parties (in case of legal person, it refers to a copy of duplicate of the Company’s business license stamped with the Company’s official seal; in case of natural person, it refers to a copy of the ID card)